UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2009

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2009, Ascent Solar Technologies, Inc. (the “Company”) announced that effective January 15, 2010, Prem Nath, Ph.D. will resign as the Company’s Senior Vice President of Production Operations. In connection with the resignation, the Company and Dr. Nath have executed a Separation Agreement and General Release dated as of December 18, 2009 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, in addition to any benefits to which he is entitled pursuant to his Executive Employment Agreement, Dr. Nath will receive payments totaling $156,000. Also, 7,500 restricted stock units eligible for vesting on December 31, 2009 will be deemed vested as of that date. In the Separation Agreement, Dr. Nath provides the Company with standard covenants and a general release of claims, and agrees to be bound by non-competition and non-solicitation terms for a period of 18 months.

Contemporaneously with the Separation Agreement, the Company and Dr. Nath executed a consultant agreement (the “Consultant Agreement”) pursuant to which Dr. Nath will continue to provide services to the Company for approximately 18 months after his resignation as an officer of the Company. The Company anticipates that Dr. Nath will continue to offer assistance on an as-needed basis in the areas of production processes and other operations. In consideration for, and conditioned upon, Dr. Nath’s continued services under the Consultant Agreement, half of the restricted stock units and stock options currently held by Dr. Nath that are due to vest in 2010 through 2012 will vest during the term of the Consultant Agreement.

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/S/ GARY GATCHELL

Name:	Gary Gatchell
Title:	Chief Financial Officer and Secretary

December 23, 2009